CALIFORNIA RESOURCES CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction

The following unaudited pro forma condensed consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for California Resources Corporation and its consolidated subsidiaries (collectively, “CRC”, “the Company”, “we”, “us” and “our”) is provided for informational purposes only and gives effect to (i) our Plan of Reorganization (as defined below), as described in our Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Q3 10-Q”), which became effective on October 27, 2020 (the “Effective Date”), and (ii) our adoption of fresh start accounting on the Effective Date. Capitalized terms used but not defined in this Pro Forma Financial Information have the meaning ascribed to such terms in the Q3 10-Q. The historical data provided for the year ended December 31, 2019 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2019. The historical data provided as of September 30, 2020 and for the period from January 1, 2020 through September 30, 2020 was derived from our unaudited condensed consolidated financial statements and notes included in our Q3 10-Q. Our historical financial information was adjusted to give effect to events that are (i) directly attributable to our Plan of Reorganization becoming effective and our adoption of fresh start accounting, (ii) factually supportable, and (iii) for purposes of our condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. The unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Plan of Reorganization had been consummated on the dates indicated; nor is it necessarily indicative of our financial positions or results of operations in the future.

On July 15, 2020, we filed voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code (“Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (“Bankruptcy Court”). The Chapter 11 Cases were jointly administered under the caption In re California Resources Corporation, et al., Case No. 20-33568 (DRJ). We filed with the Bankruptcy Court, on July 24, 2020, the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and, on October 8, 2020, the Amended Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as amended, supplemented or modified, the “Plan of Reorganization”). On October 13, 2020, the Bankruptcy Court confirmed the Plan of Reorganization, which was conditioned on certain items such as obtaining exit financing. The conditions to effectiveness of the Plan of Reorganization were satisfied and we emerged from Chapter 11 on October 27, 2020.

We adopted fresh start accounting in connection with our emergence because (1) the holders of existing voting shares prior to emergence received less than 50% of our new voting shares following our emergence from bankruptcy and (2) the reorganization value of our assets immediately prior to the confirmation of the Plan of Reorganization was less than the post-petition liabilities and allowed claims. Reorganization value represents the fair value of an entity’s total assets prior to the consideration of liabilities and is intended to approximate the amount a willing buyer would pay for the assets immediately after a restructuring. The reorganization value, which was derived from our enterprise value, was allocated to our individual assets and liabilities based on their estimated fair values. Enterprise value represents the estimated fair value of an entity’s long-term debt and shareholders’ equity. In support of the Plan of Reorganization, the enterprise value of the reorganized entity was estimated and approved by the Bankruptcy Court to be in the range of $2.2 billion to $2.8 billion. Based on our internal estimates and assumptions, we estimated our enterprise value to be approximately $2.5 billion, at about the mid-point of the range approved by the Bankruptcy Court. As a result of our adoption of fresh start accounting, our financial statements from and after October 27, 2020 will not be comparable to our financial statements for prior periods.

Under fresh start accounting, the reorganized entity is considered a new reporting entity for financial reporting purposes. The unaudited pro forma condensed consolidated balance sheet is presented as if we had emerged from bankruptcy on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations are presented as if we had emerged from bankruptcy on January 1, 2019. Had we actually adopted fresh start accounting on January 1, 2019 or September 30, 2020, the enterprise and reorganization values could have been materially different from the amounts described above and assumed herein.

The process of finalizing the fair value estimates of our assets and liabilities upon emergence for purposes of fresh start accounting is currently ongoing. Changes in the values of our assets and liabilities and changes in assumptions from those reflected in the Pro Forma Financial Information presented below could significantly impact the reported values of our assets and liabilities. Accordingly, the amounts shown are not final and are subject to changes and revisions, which may be material.

Pro Forma Financial Information

The Pro Forma Financial Information includes the following columns:

•Actual – Represents our historical condensed consolidated balance sheet as of September 30, 2020 and statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

•Reorganization Adjustments – Represents the effects of the transactions contemplated by the Plan of Reorganization and carried out by us upon our emergence from bankruptcy. For more information on the Plan of Reorganization and the transactions contemplated thereby, please see our Current Report on Form 8-K filed on November 2, 2020 and our Q3 10-Q.

•Fresh Start Adjustments – Represents the fair value adjustments as a result of the adoption of fresh start accounting.

•Pro Forma – Represents the condensed consolidated balance sheet and statements of operations as if the emergence and fresh start accounting had taken place on the dates described above.

CALIFORNIA RESOURCES CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of September 30, 2020
(dollars in millions, except share data)

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
CURRENT ASSETS
Cash	$122	$79	(1)	$—		$201
Trade receivables	155	—		—		155
Inventories	61	—		—		61
Other current assets, net	82	(2)	(2)	—		80
Total current assets	420	77		—		497
PROPERTY, PLANT AND EQUIPMENT	22,915	—		(20,174)	(13)	2,741
Accumulated depreciation, depletion and amortization	(18,555)	—		18,555	(13)	—
Total property, plant and equipment, net	4,360	—		(1,619)		2,741
OTHER ASSETS	76	18	(3)	(2)	(14)	92
TOTAL ASSETS	$4,856	$95		$(1,621)		$3,330

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
CURRENT LIABILITIES
Debtor-in-possession financing	733	(733)	(4)	—		—
Accounts payable	221	—		—		221
Accrued liabilities	240	(26)	(5)	20	(15)	234
Total current liabilities	1,194	(759)		20		455
LONG-TERM DEBT	—	723	(6)	—		723
OTHER LONG-TERM LIABILITIES	727	—		59	(16)	786
LIABILITIES SUBJECT TO COMPROMISE	4,516	(4,516)	(7)	—		—
MEZZANINE EQUITY
Redeemable noncontrolling interests	692	(691)	(8)	—		1
EQUITY
Predecessor preferred stock (20 million shares authorized at $0.01 par value) no shares outstanding at September 30, 2020	—	—		—		—
Predecessor common stock (200 million shares authorized at $0.01 par value) outstanding shares 49.5 million at September 30, 2020	—	—		—		—
Predecessor additional paid-in capital	5,148	5	(9)	(5,153)	(17)	—
Successor preferred stock (20 million shares authorized at $0.01 par value) pro forma no shares outstanding at September 30, 2020	—			—		—
Successor common stock (200 million shares authorized at $0.01 par value) pro forma outstanding shares 83.3 million at September 30, 2020	—	1	(10)	—		1
Successor additional paid-in capital	—	1,271	(10)	—		1,271
Successor warrants	—	16	(10)	—		16
Accumulated deficit	(7,466)	4,022	(11)	3,444	(17)	—
Accumulated other comprehensive loss	(23)	23	(12)	—		—
Total equity attributable to common stock	(2,341)	5,338		(1,709)		1,288
Equity attributable to noncontrolling interests	68	—		9	(18)	77
Total equity	(2,273)	5,338		(1,700)		1,365
TOTAL LIABILITIES AND EQUITY	$4,856	$95		$(1,621)		$3,330

CALIFORNIA RESOURCES CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the nine months ended September 30, 2020
(dollars in millions, except per share data)

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
REVENUES
Oil and natural gas sales	$987	$—		$—		$987
Net derivative gain from commodity contracts	75	—		—		75
Marketing and trading revenue	109	—		—		109
Electricity sales	75	—		—		75
Other revenue	12	—		—		12
Total revenues	1,258	—		—		1,258

COSTS
Production costs	460	—		—		460
General and administrative expenses	193	—		—		193
Depreciation, depletion and amortization	296	—		(139)	(h)	157
Asset impairments	1,736	—		(1,736)	(i)	—
Taxes other than on income	121	—		—		121
Exploration expense	9	—		—		9
Marketing and trading costs	67	—		—		67
Electricity cost of sales	47	(3)	(a)	—		44
Transportation costs	31	—		—		31
Other expenses, net	75	(4)	(b)	9	(j)	80
Total costs	3,035	(7)		(1,866)		1,162

OPERATING (LOSS) INCOME	(1,777)	7		1,866		96

NON-OPERATING (LOSS) INCOME
Reorganization items, net	66	(66)	(c)	—		—
Interest and debt expense, net	(200)	160	(d)	—		(40)
Net gain on early extinguishment of debt	5	(5)	(e)	—		—
Other non-operating expenses	(93)	66	(f)	—		(27)
(LOSS) INCOME BEFORE INCOME TAXES	(1,999)	162		1,866		29
Income tax provision	—	—		(4)	(k)	(4)
NET (LOSS) INCOME	(1,999)	162		1,862		25

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Mezzanine equity	(85)	86	(g)	—		1
Equity	(12)	3	(g)	—		(9)
Net income attributable to noncontrolling interests	(97)	89		—		(8)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCK	$(2,096)	$251		$1,862		$17

Net (loss) income attributable to common stock per share
Basic(l)	$(39.64)					$0.20
Diluted(l)	$(39.64)					$0.20

CALIFORNIA RESOURCES CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2019
(dollars in millions, except per share data)

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
REVENUES
Oil and natural gas sales	$2,270	$—		$—		$2,270
Net derivative loss from commodity contracts	(59)	—		—		(59)
Marketing and trading revenue	286	—		—		286
Electricity sales	112	—		—		112
Other revenue	25	—		—		25
Total revenues	2,634	—		—		2,634

COSTS
Production costs	895	—		—		895
General and administrative expenses	290	—		—		290
Depreciation, depletion and amortization	471	—		(240)	(h)	231
Asset impairments	—	—		—		—
Taxes other than on income	157	—		—		157
Exploration expense	29	—		—		29
Marketing and trading costs	201	—		—		201
Electricity cost of sales	68	(4)	(a)	—		64
Transportation costs	40	—		—		40
Other expenses, net	54	—		15	(j)	69
Total costs	2,205	(4)		(225)		1,976

OPERATING INCOME	429	4		225		658

NON-OPERATING (LOSS) INCOME
Reorganization items, net	—	—		—		—
Interest and debt expense, net	(383)	329	(d)	—		(54)
Net gain on early extinguishment of debt	126	(126)	(e)	—		—
Other non-operating expenses	(72)	4	(f)	—		(68)
INCOME BEFORE INCOME TAXES	100	211		225		536
Income tax provision	(1)			(109)	(k)	(110)
NET INCOME	99	211		116		426

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Mezzanine equity	(117)	117	(g)	—		—
Equity	(10)	(7)	(g)	—		(17)
Net income attributable to noncontrolling interests	(127)	110		—		(17)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCK	$(28)	$321		$116		$409

Net (loss) income attributable to common stock per share
Basic(l)	$(0.57)					$4.91
Diluted(l)	$(0.57)					$4.91

BALANCE SHEET

Reorganization Adjustments

(1)Net change in cash upon our emergence included the following transactions (in millions):

Proceeds from Revolving Credit Facility	$225
Proceeds from Second Lien Term Loan	200
Proceeds from subscription rights offering, net	446
Repayment of debtor-in-possession financing	(733)
Payment of legal, professional and other fees	(33)
Payment of financing costs for the Revolving Credit Facility	(18)
Payment of financing costs for the Second Lien Term Loan	(2)
Payment to noncontrolling interest holders as part of the Settlement Agreement	(2)
Distributions paid to noncontrolling interest holders	(3)
Payment of accrued interest and bank fees	(1)
Net change	$79

Our pro forma cash balance of $201 million at September 30, 2020 included $135 million that was temporarily restricted to collateralize letters of credit and for funds held for distributions to a JV partner.

(2)Represents the write-off of unamortized insurance premiums for our directors and officers policy, which was cancelled as a result of changing the composition of our Board of Directors.

(3)Represents the capitalization of financing fees on our Revolving Credit Facility.

(4)Represents the payoff of $733 million of debtor-in-possession financing including $83 million of borrowings that were outstanding under our senior debtor-in-possession facility and $650 million of borrowings that were outstanding under our junior debtor-in-possession facility.

(5)Reflects the payment of $33 million for legal, professional and other fees related to our bankruptcy proceedings and $1 million for accrued interest and bank fees partially offset by an accrual of $8 million for bankruptcy related legal and professional fees incurred in October 2020 prior to our emergence date.

(6)Our total exit financing at emergence included:

Outstanding Principal
September 30, 2020
($ in millions)
Revolving Credit Facility	$225
Second Lien Term Loan	200
EHP Notes	300
Face amount of long-term debt	$725
Unamortized debt issuance costs	(2)
Total pro forma long-term debt at emergence	$723

(7)Represents the settlement of our pre-petition debt and accrued interest in exchange for common stock, warrants and subscription rights.

(8)Represents the elimination of the noncontrolling interest in our midstream joint venture with ECR Corporate Holdings, L.P. (“ECR”), a portfolio company of Ares Management L.P. (“Ares”), as a result of the acquisition of all the member interests held by ECR. This joint venture (“Ares JV”) holds our Elk Hills power plant and cryogenic gas processing plant.

On July 15, 2020, immediately prior to the commencement of the Chapter 11 Cases, we and certain affiliates of Ares entered into a Settlement and Assumption Agreement (the “Settlement Agreement”), which was approved by the Bankruptcy Court on a final basis on August 25, 2020. Among other things, the Settlement Agreement included a conversion right, which was deemed exercised upon our emergence from bankruptcy, allowing us to acquire all (but not less than all) of the equity interests in the Ares JV held by ECR in exchange for secured notes (“EHP Notes”), approximately 20.8% of our new common stock and approximately $2 million in cash.

(9)Represents $5 million of unrecognized stock-based compensation expense on equity-settled awards, which were cancelled.

(10) Represents the fair value of 83.3 million shares of common stock and warrants issued in accordance with the Plan of Reorganization as follows (in millions):

Par value	$1
Additional paid-in capital	1,271
Fair value of new warrants issued	16
Total pro forma equity attributable to common stock at emergence	$1,288

(11) Represents the decrease in accumulated deficit resulting from reorganization adjustments.

(12) Represents the elimination of predecessor accumulated other comprehensive loss.

Fresh Start Adjustments

(13) Represents a fair value adjustment to property, plant and equipment (PP&E), including the elimination of accumulated depreciation, depletion and amortization.

The fair value of our PP&E, on a pro forma basis, consisted of the following:

Proved oil and natural gas properties	$2,069
Facilities and other	672
Total PP&E	$2,741

(14) Represents a fair value adjustment related to in-place leases.

(15) Represents a $23 million fair value adjustment to the current portion of asset retirement obligations and a $1 million increase in the fair value of our post-retirement benefit obligations partially offset by a $4 million decrease in our liability for self-insured medical.

(16) Represents a $36 million fair value adjustment related to the long-term portion of asset retirement obligations and $4 million related to environmental obligations. The amount also included an estimated $19 million net deferred tax liability resulting from changes in the book and tax basis of our assets and liabilities resulting from the reorganization and fresh start adjustments. We historically had net deferred tax assets, which were entirely offset by a valuation allowance. The large amount of cancellation of debt income generated by the elimination of liabilities subject to compromise is expected to change the composition and amounts of our deferred tax assets and liabilities thereby resulting in a net deferred tax liability for U.S. federal income tax purposes while continuing to have a full valuation allowance for state purposes.

(17) Represents the decrease in predecessor additional paid-in capital from fresh start adjustments and resetting accumulated deficit to zero.

(18) Represents the fair value adjustment to the preferred interest in our development joint venture held by Benefit Street Partners (“BSP”). BSP’s preferred interest is shown as a noncontrolling interest in our Pro Forma Financial Information.

STATEMENTS OF OPERATIONS

Reorganization Adjustments

(a)Adjustment to eliminate the incremental cost of insurance coverage that was obtained as part of the Ares JV.

(b)Represents the elimination of incremental insurance coverage for directors and officers as a result of the Chapter 11 Cases.

(c)Represents the adjustment to exclude reorganization items, net for the nine months ended September 30, 2020, which consisted of the following (in millions):

Unamortized deferred gain and issuance costs, net	$125
Legal, professional and other, net	(34)
Debtor-in-possession financing costs	(25)
Total reorganization items, net	$66

(d)Interest and debt expense, net was adjusted to eliminate the interest expense and associated fees and deferred gain and financing costs related to pre-petition debt and the debtor-in-possession financing. The pro forma interest and debt expense, net reflects interest, bank fees, letter of credit fees and amortization of deferred financing costs related to our exit financing which included a Revolving Credit Facility, Second Lien Term Loan and EHP Notes. The interest rates applied to calculate the pro forma interest and debt expense were the applicable rates at the time of emergence, which include: 4.25% on the Revolving Credit Facility and 10.0% on the Second Lien Term Loan, both of which include a 1% LIBOR floor plus the applicable margin, and 6.0% on the EHP Notes.

At the Effective Date, we drew $225 million on the Revolving Credit Facility, of which $118 million was used to temporarily collateralize letters of credit. We calculated the pro forma interest expense assuming that $107 million was drawn on our revolver, excluding the $118 million. If the full $225 million had been included in the pro forma interest calculation for the nine months ended September 30, 2020 and the year ended December 31, 2019, our pro forma interest expense would have increased by $3 million and $5 million, respectively.

A one-eighth percent change in the interest rates on the outstanding variable rate borrowings under Revolving Credit Facility and the Second Lien Term Loan would result in an approximate change of $430,000 and $570,000 in interest expense for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.

(e)Eliminates the net gain on the early extinguishment of debt resulting from the 2019 and first quarter 2020 repurchases of our debt.

(f)Removes legal and professional fees incurred for the Chapter 11 Cases prior to the petition date in the nine months ended September 30, 2020 and the write-off of unamortized debt issuance costs related to amendments to our 2014 Revolving Credit Facility that occurred in 2019 and 2020.

(g)Represents the elimination of the net income (loss) attributable to noncontrolling interest related to the Ares JV.

Fresh Start Adjustments

(h)Represents the difference in depreciation, depletion and amortization (DD&A) to account for the fair value adjustment to our property, plant and equipment.

(i)Represents the elimination of the asset impairment charge recorded during the first quarter of 2020, which would no longer be required.

(j)Represents the adjustment to the accretion for asset retirement obligations based on the pro forma asset retirement obligation recorded as part of fresh start accounting.

(k)Provision for income taxes included the following:

	Nine months ended September 30, 2020	Year ended December 31, 2019
	(in millions)
Pre-tax book income	$29	$536
Less: income attributable to noncontrolling interest	(8)	(17)
Income subject to tax	21	519
U.S. federal statutory rate	21%	21%
Pro forma income tax provision	$4	$109

(l)Weighted average common shares outstanding used in our earnings per share (EPS) calculations include the following (in millions):

	Nine months ended September 30, 2020		Year ended December 31, 2019
	Actual	Pro Forma	Actual	Pro Forma
Basic	49.4	83.3	49.0	83.3
Diluted	49.4	83.3	49.0	83.3

Non-GAAP Financial Measures

Adjusted EBITDAX

We define adjusted EBITDAX as net (loss) income before interest and debt expense, net; income taxes; depreciation, depletion and amortization; exploration expense; other unusual, out-of-period and infrequent items; and other non-cash items. We believe this measure provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry, the investment community and our lenders. Although this is a non-GAAP measure, the amounts included in the calculation were computed in accordance with GAAP. Certain items excluded from this non-GAAP measure are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. This measure should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.

The following tables present a reconciliation of the GAAP financial measure of net (loss) income to the non-GAAP financial measure of adjusted EBITDAX, on a historical and a pro forma basis:

	For the nine months ended September 30, 2020
	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
	(in millions)
Net (loss) income	$(1,999)	$162		$1,862		$25
Interest and debt expense, net	200	(160)	(a)	—		$40
Income tax provision	—	—		4	(c)	$4
Depreciation, depletion and amortization	296	—		(139)	(d)	$157
Exploration expense	9	—		—		$9
Unusual, infrequent and other items	1,831	5	(b)	(1,736)	(e)	$100
Other non-cash items	36	—		9	(f)	$45
Adjusted EBITDAX	$373	$7		$—		$380
(a)For additional information on this item, see Statements of Operations, Reorganization Adjustments footnote (d) above.
(b)For additional information on this item, see Statements of Operations, Reorganizations Adjustments footnotes (c), (e) and (f) above.
(c)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (k) above.
(d)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (h) above.
(e)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (i) above.
(f)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (j) above.

	For the year ended December 31, 2019
	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
	(in millions)
Net income	$99	$211		$116		$426
Interest and debt expense, net	383	(329)	(a)	—		54
Income tax provision	1	—		109	(c)	110
Depreciation, depletion and amortization	471	—		(240)	(d)	231
Exploration expense	29	—		—		29
Unusual, infrequent and other items	98	122	(b)	—		220
Other non-cash items	61	—		15	(e)	76
Adjusted EBITDAX	$1,142	$4		$—		$1,146
(a)For additional information on this item, see Statements of Operations, Reorganization Adjustments footnote (d) above.
(b)For additional information on this item, see Statements of Operations, Reorganizations Adjustments footnote (e) and (f) above.
(c)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (k) above.
(d)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (h) above.
(e)For additional information on this item, see Statements of Operations, Fresh Start Adjustments footnote (j) above.

The following tables set forth a reconciliation of the GAAP measure of net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX:

	For the nine months ended September 30, 2020
	Actual	Reorganization Adjustments(a)	Fresh Start Adjustments	Pro Forma
	(in millions)
Net cash provided by operating activities	$141	$57	$—	$198
Cash interest	80	(43)	—	37
Exploration expenditures	9	—	—	9
Working capital changes	143	(7)	—	136
Adjusted EBITDAX	$373	$7	$—	$380
(a)Includes a reduction of $43 million of interest paid on debt obligations, $7 million for legal and professional fees related to our bankruptcy proceedings, which was included as working capital changes, and $7 million for insurance premiums as described in Statements of Operations, Reorganization Adjustments footnotes (a) and (b) above.

	For the year ended December 31, 2019
	Actual	Reorganization Adjustments(a)	Fresh Start Adjustments	Pro Forma
	(in millions)
Net cash provided by operating activities	$676	$393	$—	$1,069
Cash interest	439	(389)	—	50
Exploration expenditures	18	—	—	18
Working capital changes	8	—	—	8
Cash income taxes	1	—	—	1
Other, net	—	—	—	—
Adjusted EBITDAX	$1,142	$4	$—	$1,146
(a)Includes a reduction of $389 million of interest paid on debt obligations and $4 million for insurance premiums as described in Statements of Operations, Reorganization Adjustments footnote (a) above.